Exhibit 3.4
Limited Liability Company Agreement
of
Basic Energy Services GP, LLC
     This Limited Liability Company Agreement (this “Agreement”) of Basic Energy Services GP, LLC (the “Company”), dated effective as of January 7, 2003, is adopted, executed and agreed to, for good and valuable consideration, by BES Holding Co., a Delaware corporation (the “Original Member”).
     1. Formation.
     The Company is a limited liability company organized under the provisions of the Delaware Limited Liability Company Act, as amended from time to time (the “Act”). The Certificate of Formation (the “Certificate”) has been filed on January 7, 2003 with the Secretary of State of the State of Delaware.
     2. Name.
     The name of the Company is, and the business of the Company shall be conducted under the name of, “Basic Energy Services GP, LLC”.
     3. Term.
     The Company commenced its existence on the effective date of the filing of the Certificate and shall continue in existence until it is dissolved and terminated by all of the Members.
     4. Office.
     The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate, or such other place as the Members may designate in the manner provided by law. The registered agent for service of process at such address shall be the initial registered agent named in the Certificate, or such other person as the Members may designate in the manner provided by law.
     5. Purpose and Permitted Activities.
     The business of the Company shall be the transaction of any and all lawful business for which limited liability companies may be formed under the Act.

     6. Members.
     The Members of the Company are the Original Member and any other Person admitted to the Company as a Member as provided in Section 13.3 hereof. The names and business or mailing addresses of the Members of the Company are set forth on Exhibit “A” attached hereto.
     7. Management.
     7.1 Management by Members. The Company shall be managed by its Members according to the remaining provisions of this Section 7. Under the direction of the Members, the day-to-day activities of the Company shall be conducted on the Company’s behalf by the Officers, who shall be agents of the Company. In addition to the powers that now or hereafter can be granted under the Act and to all other powers granted under any other provision of this Agreement, the Officers (subject in each case to the requirements set forth in Section 7.4) shall have full power and authority to do all things on such terms as they may deem necessary or appropriate to conduct, or cause to be conducted, the business and affairs of the Company, including (i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any other obligations; (ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company; (iii) the merger or other combination or conversion of the Company with or into another Person; (iv) the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement and the repayment of obligations of the Company; (v) the negotiation, execution and performance of any contracts, conveyances or other instruments; (vi) the distribution of Company cash in accordance with this Agreement; (vii) the selection, engagement and dismissal of Officers, employees and agents, outside attorneys, accountants, engineers, consultants and contractors and the determination of their compensation and other terms of employment or hiring; provided that in any transaction with an Affiliate of the Company (other than a sole Member or its subsidiaries), the compensation and terms shall be no less favorable than those that would be entered into at arms length and in accordance with commercially reasonable practices for like transactions; (viii) the maintenance of insurance for the benefit of the Company, its Members and Officers; (ix) the acquisition or disposition of assets; (x) the formation of, or acquisition of assets of or an interest in, or the contribution of property to, any Person; (xi) the control of any matters affecting the rights and obligations of the Company, including the commencement, prosecution and defense of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation; and (xii) the indemnification of any Person against liabilities and contingencies to the extent permitted by law and this Agreement.
     7.2 Meetings of the Members.
     (a) Place of Meetings. All meetings of the Members shall be held at the principal office of the Company, or at such other place within or without the State of Delaware as shall be specified or fixed in the notices (or waivers of notice) thereof.
     (b) Quorum; Required Vote for Member Action; Adjournment of Meetings.

     (i) Except as expressly provided otherwise by this Agreement, a majority, present in person or represented by proxy, shall constitute a quorum at any such meeting for the transaction of business, and the affirmative vote of the holders of a majority of the Units so present or represented at such meeting at which a quorum is present and entitled to vote thereat shall constitute the act of the Members. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of sufficient Members to destroy the quorum.
     (ii) Notwithstanding any other provision in this Agreement to the contrary, the chairman of the meeting of Members or holders of a majority of the Units, present in person or represented by proxy and entitled to vote thereat, whether or not a quorum is present, shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. If the adjournment is for more than thirty (30) days, or if subsequent to the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at such meeting. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called.
     (c) Annual Meetings. An annual meeting of the Members for the transaction of such business as may properly be considered at the meeting, may be held at such place, within or without the State of Delaware, on such date, and at such time as the Members shall fix and set forth in the notice of the meeting. If the Members have not fixed a place for the holding of the annual meeting of Members in accordance with this Section 7.2, such annual meeting shall be held at the principal place of business of the Company. Such meetings shall be called and held only if called by the Members.
     (d) Special Meetings.
     (i) Special meetings of the Members for any proper purpose or purposes may be called at any time by the President or the holder(s) of at least 10% of the Units entitled to vote at the proposed special meeting.
     (ii) If not otherwise stated in or fixed in accordance with the remaining provisions hereof, the record date for determining Members entitled to call a special meeting shall be the date any Member first signs the notice of that meeting. Only business within the proper purpose or purposes described in the notice (or waiver thereof) required by this Agreement may be conducted at a special meeting of the Members.
     7.3 Provisions Applicable to All Meetings. In connection with any meeting of the Members, the following provisions shall apply:
     (a) Place of Meeting. Any such meeting shall be held at the principal place of business of the Company, unless the notice of such meeting specifies a different place, which need not be in the State of Delaware.

     (b) Waiver of Notice Through Attendance. Attendance of a person at such meeting (including pursuant to Section 7.3(e)) shall constitute a waiver of notice of such meeting, except where such person attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
     (c) Proxies. A person may vote at such meeting by a written proxy executed by that person and delivered to another Member or to the Secretary. A proxy shall be revocable unless it is stated to be irrevocable.
     (d) Action by Written Consent. Subject to compliance with the notice requirements set forth in Section 7.2 to the extent applicable to the particular meeting, any action required or permitted to be taken at such a meeting may be taken without a meeting, and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the Members having not fewer than the minimum number of votes that would be necessary to take the action at a meeting at which all the Members entitled to vote on the action were present and voted.
     (e) Meetings by Telephone. The Members may participate in and hold meetings by means of conference telephone, video conference or similar communications equipment by means of which all persons participating in the meeting can hear each other.
     7.4 Officers.
     (a) Generally. The Members shall appoint certain agents of the Company, as set forth below in this Section 7.4, to be referred to as “Officers” of the Company. Unless otherwise provided by resolution of the Members, the Officers shall have the titles, power, authority and duties described below in this Section 7.4.
     (b) Number, Titles and Term of Office. The officers of the Company shall be a President, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Treasurer, a Secretary and, if the Members so elect, such other officers as the Members may from time to time elect or appoint. Each officer shall hold office until his successor shall be duly elected and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person.
     (c) Salaries. The salaries or other compensation, if any, of the Officers shall be fixed from time to time by consent of the Members.
     (d) Removal. Any Officer elected or appointed by the Members may, subject to any contractual obligations of the Company with respect to such officer, be removed, either with or without cause, by the vote of a majority of the Members at any regular meeting, or at a special meeting called for such purpose, provided the notice for such meeting shall specify that such proposed removal will be considered at the meeting. Election or appointment of an Officer shall not of itself create contractual rights.
     (e) Vacancies. Any vacancy occurring in any office of the Company may be filled by the Members.

     (f) Powers and Duties of the Chief Executive Officer. The President shall be the chief executive officer of the Company. Subject to the control of the Members and the other terms of this Agreement, the chief executive officer shall have general executive charge, management and control of the properties, business and operations of the Company with all such powers as may be reasonably incident to such responsibilities; he may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Company and may sign all certificates for Units of the Company; and he shall have such other powers and duties as may be assigned to him from time to time by the Members.
     (g) Powers and Duties of the President. Unless otherwise determined by the Members, the President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Company and he shall preside at all meetings of the Members; and the President shall have such other powers and duties as may be assigned to him from time to time by the Members.
     (h) Vice Presidents. Each Vice President shall perform such duties and have such powers as the Members may from time to time prescribe. In addition, in the absence of the President, or in the event of his inability or refusal to act, a Vice President designated by the Members or, in the absence of such designation, the Vice President who is present and who is senior in terms of time as a Vice President of the Company, shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President.
     (i) Treasurer. The Treasurer shall have responsibility for the custody and control of all the funds and securities of the Company, and he shall have such other powers and duties as may be prescribed from time to time by the Members. He shall perform all acts incident to the position of Treasurer, subject to the control of the chief executive officer and the Members; the Treasurer shall, if required by the Members, give such bond for the faithful discharge of his duties in such form as the Members may require.
     (j) Assistant Treasurers. Each Assistant Treasurer (if any) shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be prescribed from time to time by the Treasurer, the chief executive officer or the Members. The Assistant Treasurers shall exercise the powers of the Treasurer during the Treasurer’s absence or inability or refusal to act.
     (k) Secretary. The Secretary shall keep the minutes of all meetings of the Members in books provided for such purpose; he shall attend to the giving and serving of all notices; he may in the name of the Company affix the seal (if any) of the Company to all contracts of the Company and attest thereto; he may sign with the other appointed Officers all Unit certificates; he shall have charge of the certificate books, transfer books and Unit ledgers, and such other books and papers as the Members may direct, all of which shall at all reasonable times be open to inspection by any Member upon application at the office of the Company during business hours; he shall have such other powers and duties as may be prescribed from time to time by the Members; and he shall in general perform all acts incident to the office of Secretary, subject to the control of the chief executive officer and the Members.

     (l) Assistant Secretaries. Each Assistant Secretary (if any) shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be prescribed from time to time by the chief executive officer, the Members or the Secretary. The Assistant Secretaries may sign with the other appointed Officers all Unit certificates, if any, and shall exercise the powers of the Secretary during the Secretary’s absence or inability or refusal to act.
     (m) Action with Respect to Securities of Other Companies. Subject to the direction of the Members, the chief executive officer shall have the power to vote and to otherwise act on behalf of the Company, in person or by proxy, at any meeting of security holders of any other company, or with respect to any action of security holders thereof, in which the Company may hold securities and otherwise to exercise any and all rights and powers which the Company may possess by reason of its ownership of securities in such other company.
     8. Capital Contribution.
     The Members have contributed to the Company the assets described on Exhibit “A” attached hereto.
     9. Additional Contributions.
     No Member is required to make any additional capital contributions to the Company.
     10. Allocation of Profits and Losses.
     The Members agree to maintain the capital accounts for the Members in accordance with the rules of Treasury Regulation Section 1.704(b)-1 et seq. The Company’s profits and losses shall be allocated to the Members in accordance with their respective Membership Interest, specified in terms of a percentage, on Exhibit “A” attached hereto.
     11. Distributions.
     Distributions shall be made to the Members in accordance with their respective Membership Interests at the times and in the aggregate amounts determined by the Members, but no less frequently than annually. Notwithstanding the foregoing, the Members will endeavor to make distributions to Members sufficient to allow Members to pay taxes on their allocable shares of Company income or gain, pro rata in accordance with their relative Membership Interest.
     12. Certificates for Membership Interests; UCC Election.
     In the event that the Members determine that Membership Interests shall be evidenced by certificates, such certificates shall be securities governed by Article 8 of the Uniform Commercial Code and shall bear the following legend: “This certificate evidences an interest in Basic Energy Services GP, LLC and shall be a security for purposes of Article 8 of the Uniform Commercial Code.” The form of certificate evidencing ownership of Membership Interests (“Unit Certificate”) shall be as approved by the Members from time to time. Unit Certificates need not bear a seal of the Company but shall be signed by the President or any Vice President certifying the number, and class and series, if any, of Units (or percentage of

Membership Interests) represented by such Unit Certificate. The books and records pertaining to the issuance and transfer of Unit Certificates shall be kept by the Secretary or at the office of such transfer agent or transfer agents as the Members may from time to time by resolution select. In the event any officer, transfer agent or registrar who shall have signed, or whose facsimile signature or signatures shall have been placed upon, any such Unit Certificate or Unit Certificates shall have ceased to be such officer, transfer agent or registrar before such Unit Certificate is issued by the Company, such Unit Certificate may nevertheless be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Unit Certificates shall be consecutively numbered and shall be entered in the books of the Company as they are issued. The Members may determine the conditions upon which a new Unit Certificate may be issued in place of a Unit Certificate which is alleged to have been lost, stolen or destroyed and may, in its discretion, require the owner of such certificate or its legal representative to give bond, with sufficient surety, to indemnify the Company and each transfer agent and registrar against any and all loss or claims which may arise by reason of the issuance of a new Unit Certificate in the place of the one so lost, stolen or destroyed. Each Unit Certificate shall bear a legend on the reverse side thereof substantially in the following form:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT). THIS SECURITY IS SUBJECT TO CERTAIN AGREEMENTS AND OTHER TERMS AND CONDITIONS SET FORTH IN THE LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.
     13. Admission of Additional Members; Additional Provisions Relating to Members.
     13.1 Definitions. In this Agreement and any Exhibits to this Agreement:
     “Affiliate” of a Person means any Person, directly or indirectly, controlling, controlled by or under common control with such Person, including control of either voting power or investment power.
     “Assignee” means any Person that acquires Membership Interests or any portion thereof through a Transfer made in accordance with this Agreement or pursuant to an Involuntary Transfer and that has not been admitted as a Member.

     “Involuntary Transfer” means a Transfer resulting from the death of a Person or other involuntary Transfer occurring by operation of law.
     “Member” means any Person executing the Agreement as of the date of this Agreement as a member or hereafter admitted to the Company as a member as provided in this Agreement, but such term does not include any person who has ceased to be a member in the Company or an Assignee.
     “Membership Interest” means the interest of a Member in the Company, including, without limitation, rights to distributions (liquidating or otherwise), allocations, information, all other rights, benefits and privileges enjoyed by that Member (under the Act, the Certificate, this Agreement or otherwise) in its capacity as a Member and otherwise to participate in the management of the Company to the extent provided in the Act and this Agreement; and all obligations, duties and liabilities imposed on that Member (under the Act and this Agreement) in its capacity as a Member.
     “Person” means any natural person, corporation, limited partnership, limited liability company, general partnership, joint stock company, joint venture, association, company, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, and any government or agency or political subdivision thereof.
     “Resign, Resigning or Resignation” means the resignation, withdrawal or retirement of a Member from the Company as a member. Such terms shall not include any Transfer of Membership Interests, even though the Member making a Transfer may cease to be a Member as a result of such Transfer.
     “Transfer” including the correlative terms “Transferring” or “Transferred”, means any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition (whether voluntary or involuntary or by operation of law), of Units (or any interest (pecuniary or otherwise) therein or right thereto), including without limitation derivative or similar transactions or arrangements whereby a portion or all of the economic interest in, or risk of loss or opportunity for gain with respect to, Units is transferred or shifted to another Person.
     “Units” means, collectively, the Membership Interests as measured in unit increments, and “Unit” shall refer to any one of the Units.
     “Voluntary Transfer” means any Transfer other than an Involuntary Transfer.
     13.2 Admission of Additional Members. Notwithstanding any other provision of this Agreement to the contrary, no additional Person (including an Assignee) that acquires a Membership Interest, whether pursuant to a Voluntary Transfer or an Involuntary Transfer, shall be admitted to the Company as a Member without the consent of the other Members, which consent may be given or withheld in each Member’s sole discretion. An Assignee, in its capacity as such, of a Membership Interest shall only be entitled to receive allocations and distributions pursuant to Section 10 and shall not have any other rights or powers of a Member including any voting rights. Until an Assignee becomes a Member, the Transferring Member from which such Assignee received its Membership Interest shall continue to be a Member and have the power to exercise any rights or powers as a Member, but shall not have the right to receive allocations or distributions pursuant to Section 10.
     13.3 Resignation. A Member may Resign with the following consequences: (a) such Resigning Member shall be liable to the Company and the other Members for all accrued and unpaid obligations and liabilities of such Member to the Company as of the date of such Resignation, and any obligations or liabilities arising out of the failure of such Member to Transfer all of such Member’s Membership Interests in accordance with this Agreement including the Exhibits hereto and (b) such Resigning Member shall not have any rights under Section 18-604 of the Act. In no event shall the Company or any Member have the right, through specific performance or otherwise, to prevent a Member from Resigning.
     13.4 Information.
     In addition to the other rights to information specifically set forth in this Agreement, each Member shall be entitled to all information to which a member of a limited liability company is entitled to have access pursuant to the Act.
     13.5 Liability to Third Parties. No Member shall be liable for the debts, obligations or liabilities of the Company or any other Member solely by reason of being a Member.
     14. Governing Law. This Agreement shall be governed by, and construed under, the internal laws of the State of Delaware, without regard to principles of conflicts of laws, with all rights and remedies being governed by said laws.
     15. Indemnification.
     (a) No Officer shall be liable to the Company for any act or omission based upon errors of judgment or other fault in connection with the business or affairs of the Company if such Officer’s conduct shall not have constituted gross negligence or willful misconduct.
     (b) To the fullest extent permitted by law, the Company shall defend, indemnify and hold harmless each Officer from and against any and all losses, claims, damages, settlements and other amounts (collectively, “Losses”) arising from any and all claims (including attorneys’ fees and expenses, as such fees and expenses are incurred), demands, actions, suits or proceedings (civil, criminal, administrative or investigative), in which such Officer may be involved, as a party or otherwise, by reason of the management of the affairs of the Company, whether or not such Officer continued to be an Officer or involved in management of the affairs of the Company at the time any such liability or expense is paid or incurred; provided that the Officer shall not be entitled to the foregoing indemnification if a court of competent jurisdiction shall have determined that such Losses resulted primarily from the gross negligence or willful misconduct of such Officer. The termination of a proceeding by judgment, order, settlement or conviction under a plea of nolo contendere, or its equivalent, shall not, of itself, create any presumption that such Losses resulted primarily from the gross negligence or willful misconduct of the Officer or that the conduct giving rise to such liability was not in the best interest of the Company. The Company shall also defend, indemnify and hold harmless the Officer if the Officer is or was a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Officer is or was an agent of the Company, or any affiliate of the Company at the request of the Company, against any Losses incurred by the Officer in connection with the defense or settlement of such action; provided that the Officer shall not be entitled to the foregoing indemnification if a court of competent jurisdiction shall have determined that any such Losses resulted from the gross negligence or willful misconduct of the Officer. The Company may advance the Officer any expenses (including, without limitation, attorneys’ fees and expenses) incurred as a result of any demand, action, suit or proceeding referred to in this paragraph (b) provided that (i) the legal action relates to the performance of duties or services by the Officer on behalf of the Company or any affiliate of the Company at the request of the Company; and (ii) the Officer provides a written undertaking to repay to the Company the amounts of such advances in the event that the Officer is determined to be not entitled to indemnification hereunder.
     (c) The indemnification provided pursuant to this paragraph 15 shall not be deemed to be exclusive of any other rights to which the Officers may be entitled under any agreement, as a matter of law, in equity or otherwise, and shall inure to the benefit of the successors, assigns, heirs and administrators of the Officers.
     (d) Any indemnification pursuant to this paragraph 15 shall be payable only from the assets of the Company.
     16. Limitation Of Liability.
     No Member shall be personally liable for any debts, liabilities or obligations of the Company, except for (i) such Member’s liability to make the capital contributions on Exhibit A hereto, and (ii) the amount of any distributions made to such Member that must be returned to the Company pursuant to the terms hereof or the Act. No Officer, by reason of his or her acting as an Officer of the Company, shall be obligated personally for any debts, obligations or liabilities of the Company.
     17. Dissolution.
     17.1 Events Requiring Dissolution.
     The Company shall be dissolved upon the occurrence of any of the following events:
     (a) any event which would make unlawful under the laws of Delaware or the United States of America the continuing existence of the Company;
     (b) the express written election of all of the Members; or
     (c) the entry of a decree of judicial dissolution pursuant to Section 18-802 of the Act.
     17.2 Distribution Upon Dissolution.
     Upon dissolution of the Company, the affairs of the Company shall be wound up in accordance with this Section 17.2. The fair market value of the assets of the Company (other than cash) shall be determined by the Members. If the Members are unable to determine the fair market value of the assets, then the fair market value of the assets of the Company (other than cash) shall be determined by an independent appraiser selected by consent of the Members. If the Members are unable to agree on one appraiser, then the Members shall select two appraisers and if the two appraisers are unable to agree on a value, the two appraisers shall select a third appraiser and a decision of a majority of the three appraisers shall control or if the three appraisers are unable to agree on a value, each appraiser shall propose a value and the value shall be the average of the two proposed values which are closest to each other or if the difference between the high and middle value and the low and middle value are equal, the value shall be the middle proposed value. All appraisers shall be experienced and qualified to value the particular business or assets of the Company. Any gains or losses (including unrealized gains and losses from property to be distributed in kind) from disposition shall be allocated among the Members as provided in Section 10. Thereafter, the assets of the Company shall be distributed in the following manner and order: (i) first, to the claims of all creditors of the Company, including any Member who is a creditor, to the extent permitted by law, in satisfaction of liabilities of the Company, (ii) second, to the Members in accordance with the positive balances in the respective capital account maintained for each Member by the Company, and (iii) third, to the Members in accordance with their respective Membership Interest.
     18. Subject to All Laws.
     The provisions of this Agreement shall be subject to all valid and applicable laws, including, without limitation, the Act, as now or hereafter amended, and in the event that any of the provisions of this Agreement are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Agreement shall be deemed modified accordingly, and, as so modified, to continue in full force and effect.
     19. Amendment or Restatement.
     The Certificate and this Agreement (including the Schedules and Exhibits) may be amended or restated only by a written instrument adopted, executed and agreed to by all of the Members. Any amendment to or restatement of Section 10 or Section 11 of this Agreement that adversely affects allocations or distributions made to a Member under Section 10 or Section 11 is effective only with that Member’s consent.
     20. Notice.
     All communications provided for under this Agreement or any Exhibit hereto shall be in writing and considered given (a) when delivered by hand; (b) three (3) business days after mailing by certified or registered mail, postage prepaid, return receipt required; or (c) one (1) business day after delivery to a recognized overnight courier service, to the address of the Member set forth on Exhibit A hereto or to such other address or fax number as any such party shall designate by written notice to the other parties hereto in the foregoing manner.
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     IN WITNESS WHEREOF, the Original Member has executed this Agreement effective as of the date first set forth above.

MEMBER:

BES Holding Co.,
A Delaware corporation

By:	/s/ Kenneth V. Huseman

Name:	Kenneth V. Huseman
Title:	President

EXHIBIT A
Capital Contribution; Interest

Member	Capital Contribution	Units	Interest
BES Holding Co. 406 North Big Spring Midland, Texas 79701	$1,000	1,000	100%